Exhibit 3.2

AMENDED AND RESTATED
CODE OF BY-LAWS
OF
MISCOR GROUP, LTD.

ARTICLE I
Offices

Section 1.  Principal Office.  The principal office (the “Principal Office”) of MISCOR Group, Ltd. (the “Corporation”) shall be at 1125 South Walnut Street, South Bend, Indiana 46619, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the “Board”).

Section 2.  Other Offices.  The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require, subject to regulatory approval.

ARTICLE II
Seal

Section 1.  Corporate Seal.  The Board may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the seal from any document shall not affect in any way the validity or effect of the document.

ARTICLE III
Shareholder Meetings

Section 1.  Place of Meeting.  Every meeting of the shareholders of the Corporation (the “Shareholders”) shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such meeting or by resolution of the Board or the Shareholders, in which event such meeting may be held at the place so specified, either within or without the State of Indiana.

Section 2.  Annual Meeting.  The annual meeting of the Shareholders (the “Annual Meeting”) shall be held each year at [2:00 P.M.] on the [third Wednesday] in [April] (or, if such day is a legal holiday, on the next succeeding day not a legal holiday), for the purpose of electing directors of the Corporation (“Directors”) and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such Annual Meeting may be transacted at any special meeting of the Shareholders (a “Special Meeting”) called for that purpose.

Section 3.  Notice of Annual Meeting.  Written or printed notice of the Annual Meeting, stating the date, time and place thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting.

Section 4.  Special Meetings.  Special Meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by only the Chairman of the Board of Directors (the “Chairman”), if any, or by the Board, pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation, to vote on the business proposed to be transacted thereat. All requests for Special Meetings shall state the purpose or purposes thereof, and the business transacted at such Meeting shall be confined to the purposes stated in the call and matters germane thereto.

Section 5.  Notice of Special Meetings.  Written or printed notice of all Special Meetings, stating the date, time, place and purpose or purposes thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting.

Section 6.  Waiver of Notice of Meetings.  Notice of any Annual or Special Meeting (a “Meeting”) may be waived in writing by any Shareholder, before or after the date and time of the Meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder’s attendance at any Meeting in person or by proxy shall constitute a waiver of (a) notice of such Meeting, unless the Shareholder at the beginning of the Meeting objects to the holding of or the transaction of business at the Meeting, and (b) consideration at such Meeting of any business that is not within the purpose or purposes described in the Meeting notice, unless the Shareholder objects to considering the matter when it is presented.

Section 7.  Quorum.  At any Meeting, the holders of a majority of the voting power of all shares of the Corporation (the “Shares”) issued and outstanding and entitled to vote at such Meeting, represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law, the Articles of Incorporation of the Corporation, as the same may, from time to time, be amended (the “Articles”) or this Amended and Restated Code of By-Laws, as the same may, from time to time, be amended (these “By-Laws”). If, however, a quorum shall not be present or represented at any Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the date, time and place of the adjourned Meeting, unless the date of the adjourned Meeting requires that the Board fix a new record date (the “Record Date”) therefor, in which case notice of the adjourned Meeting shall be given. At such adjourned Meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

Section 8.  Voting.  At each Meeting, every Shareholder entitled to vote shall have one vote for each Share standing in his name on the books of the Corporation as of the Record Date fixed by the Board for such Meeting, except as otherwise provided by law or the Articles, and except that no Share shall be voted at any Meeting upon which any installment is due and unpaid. Voting for Directors and, upon the demand of any Shareholder, voting upon any question properly before a Meeting, shall be by ballot. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law, the Articles or these By-Laws. If the Articles provide that a class of capital stock of the Corporation or a series of a class shall vote as a class, either generally or to authorize one or more specific actions, such voting as a class or series shall be in addition to any other required vote. Where voting as a class or series is required with respect to election of a Director, a plurality vote of such series or class shall be necessary, and on all other matters, the action or a question shall be approved if the number of votes of such class or series cast thereon in favor of the action or question exceeds the number of votes of such class or series cast opposing the action or question, except as otherwise provided by law or the Articles. Shareholders may not cumulate their votes.

Section 9.  Shareholder List.  The Secretary shall prepare before each Meeting a complete list of the Shareholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and each series within a class), and showing the address of, and the number of Shares entitled to vote held by, each Shareholder (the “Shareholder List”). Beginning five business days before the Meeting and continuing throughout the Meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the Meeting notice in the city where the Meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder’s purpose, and if the Shareholder List is directly connected with the Shareholder’s purpose, a Shareholder (or such Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder’s expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book (the “Stock Book”), or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any Meeting.

Section 10.  Proxies.  A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless a shorter or longer time is expressly provided therein.

Section 11.  Notice of Shareholder Business.  At an Annual Meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of Meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the Meeting by or at the direction of the Board, or (c) otherwise properly brought before the Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, the Shareholder must have the legal right and authority to make the proposal for consideration at the Meeting and the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any proposal which a Shareholder wishes to have presented at an Annual Meeting and included in the Corporation’s proxy statement and form of proxy relating to that Meeting must comply in all respects with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”). A Shareholder’s notice relating to a proposal that will be submitted for presentation at an Annual Meeting but not for inclusion in the Corporation’s proxy statement must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the Meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (w) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (x) the name and record address of the Shareholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (z) any material interest of the Shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 11. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting and in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the Meeting and any such business not properly brought before the Meeting shall not be transacted. At any Special Meeting of the Shareholders, only such business shall be conducted as shall have been brought before the Meeting by or at the direction of the Board of Directors.

Section 12.  Notice of Shareholder Nominees.  Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a Meeting of Shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of Directors at the Meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the Meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the Meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Shareholders to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. Such Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the Meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the Meeting and the defective nomination shall be disregarded.

Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the action is taken in writing by Shareholders having at least the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one (1) or more written consents describing the action taken, signed by the Shareholders having the requisite number of votes, bearing the date of signature of each shareholder who signs the consent, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 13 is effective when, within sixty (60) days after the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the Corporation, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. In the event any such action is taken by less than unanimous consent, the Corporation shall promptly notify the other Shareholders of any such action taken as soon as reasonably practicable after the effective date of such action. Any action taken by consent pursuant to this Section 13 shall have the same effect as if such action was taken at a meeting of all Shareholders and may be described as such in any document.

Section 14.  Recognition Procedure for Beneficial Ownership of Shares or Rights.  The Board may establish by resolution a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

Section 15.  Disclosure Procedure for Beneficial Ownership of Shares of Rights.  The Board may establish by resolution a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Indiana Business Corporation Law or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (a) prohibiting the voting of, (b) providing for mandatory or optional reacquisition by the Corporation of, and (c) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

ARTICLE IV
Board of Directors

Section 1.  Number.  The business and affairs of the Corporation shall be managed by a Board consisting of one or more Directors, as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation’s Directors. If and whenever the Board has not specified the number of Directors, the number shall be five. The Board may elect or appoint, from among its members, a Chairman of the Board (the “Chairman”), who need not be, but may be, an Officer or employee of the Corporation. The Chairman, if elected or appointed, shall preside at all Shareholder Meetings and Board Meetings, unless a different person is appointed by the Board for that purpose, and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board.

Section 2.  Vacancies and Removal.  Any vacancy occurring in the Board shall be filled as provided in the Articles. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information, if any (as determined by the Board), about any Director elected by the Board to fill any vacancy. Any Director, or the entire Board, may be removed from office only as provided in the Articles.

Section 3.  Term.  The terms of the Directors serving on the Board on the date of the adoption of these By-Laws, including any Director appointed to the Board as a result of the increase in the number of Directors provided for herein, shall expire at the next succeeding Annual Meeting of Shareholders of the Corporation held following the adoption hereof. The terms of the Directors elected at such Annual Meeting, or at any subsequent Annual Meeting, shall be for one year unless, prior to the issuance of notice of such Annual Meeting, the Board adopts a resolution in accordance with Section 5.02 of the Articles establishing staggered terms for Directors. If the Board has adopted such a resolution, the Directors elected by the Shareholders at the first Annual Meeting following the adoption of such resolution shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the next succeeding Annual Meeting of Shareholders, the term of office of the second class to expire at the second succeeding Annual Meeting of Shareholders, and the term of office of the third class to expire at the third succeeding Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification, Directors elected by the Shareholders to succeed those Directors whose term expires shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

Section 4.  Powers and Duties.  In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles or these By-Laws.

Section 5.  Annual Board Meeting.  Unless otherwise determined by the Board, the Board shall meet each year immediately after the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of officers of the Corporation (the “Officers”) and consideration of any other business that may properly be brought before such annual meeting of the Board (the “Annual Board Meeting”). No notice shall be necessary for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board (a “Board Meeting”).

Section 6.  Regular Board Meetings.  Regular meetings of the Board (“Regular Board Meetings”) may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

Section 7.  Special Board Meetings.  Special meetings of the Board (“Special Board Meetings”) may be called at any time or from time to time, and shall be called on the written request of at least two Directors, by the Chairman or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication, at least two days’ notice of the date, time and place of such Meeting. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof.

Section 8.  Waiver of Notice and Assent.  A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director’s attendance at or participation in a Board Meeting shall constitute a waiver of notice of such Meeting and assent to any corporate action taken at such Meeting, unless (a) the Director at the beginning of such Meeting (or promptly upon his arrival) objects to holding of or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of such Meeting; or (c) the Director delivers written notice of his dissent or abstention to the presiding Director at such Meeting before its adjournment, or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 9.  Quorum.  At all Board Meetings, a majority of the number of Directors designated for the full Board (the “Full Board”) shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies on the Board a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

Section 10.  Committees of the Board.  The Board may, by resolution adopted by a majority of the Full Board, designate regular or special committees of the Board, in each case comprised of two or more Directors having such powers and exercising such duties as shall be provided by resolution of the Board.

Section 11.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if one or more written consents setting forth the action taken are signed by all members of the Board or of the committee, as the case may be, and the written consents are included in the minutes of proceedings of the Board or committee or filed with the corporate records. Action taken in this manner is effective when the last member of the Board signs the consent unless the consent specifies a different prior or subsequent effective date.

Section 12.  Resignations.  Any Director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V
Officers

Section 1.  Officers.  The Officers shall be the Chief Executive Officer, the President, the Secretary and the Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officer positions as may be designated by the Board. Any two or more offices may be held by the same person. The Board may from time to time elect or appoint such other Officers as it shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by the Board.

Section 2.  Election of Officers.  The Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that the Board may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Articles and these By-Laws.

Section 3.  Vacancies; Removal.  Any vacancy among the Officers may be filled for the unexpired term by the Board. The Chief Executive Officer, President, Secretary or Treasurer may be removed at any time by the affirmative vote of a majority of the Full Board. The Chief Executive Officer or President may remove any other Officer (other than the Chief Executive Officer or President) or employee of the Corporation at any time.

Section 4.  Delegation of Duties.  In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

Section 5.  Chief Executive Officer.  Subject to the control of the Board, the Chief Executive Officer shall have general charge of and supervision and authority over the business and affairs of the Corporation. The Chief Executive Officer shall discharge all the duties which devolve upon a presiding Officer, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him or her by the Board. In the case of the absence or disability of the Chairman, or if no Chairman has been elected or appointed by the Board, the Chief Executive Officer shall preside at all Shareholder Meetings and Board Meetings unless a different person is appointed by the Board for that purpose. The Chief Executive Officer shall have full authority to execute proxies on behalf of the Corporation and to execute, with the Secretary or any Assistant Secretary, powers of attorney appointing other corporations, partnerships or other entities or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these By-Laws.

Section 6.  President.  The President shall have such powers and perform such duties as are incident to this office and as may be assigned to him or her by the Board or delegated to him or her by the Chief Executive Officer. In the case of the absence, disability, death, resignation or removal from office of the Chief Executive Officer, the powers and duties of the Chief Executive Officer shall, for the time being, devolve upon and be exercised by the President, and he or she shall thereupon, during such period, exercise and perform all of the powers and duties of the Chief Executive Officer, except as may be otherwise provided by the Board.

Section 7.  Vice Presidents.  Each of the Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed for him or her by the Board or delegated to him or her by the President. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Board or the President may designate, or, if there be but one Vice President, then upon such Vice President; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board.

Section 8.  Secretary.  The Secretary shall have the custody and care of the Seal, records, minutes and the Stock Book of the Corporation or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder (the “Record of Shareholders”); shall attend all Shareholder Meetings and Board Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholder Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board, the Chief Executive Officer and the President.

Section 9.  Assistant Secretaries.  Each of the Assistant Secretaries, if any, shall assist the Secretary in his duties and shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or delegated to him or her by the Chief Executive Officer or President. In case of the absence, disability, death, resignation or removal from office of the Secretary, his powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries as the Board, the Chief Executive Officer, the President or the Secretary may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the Secretary, except as may be otherwise provided by the Board.

Section 10.  Treasurer.  The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during his term of office. When necessary or proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his possession, in the name and the credit of the Corporation in such depositories as the Board from time to time shall direct, or in the absence of such action by the Board, as may be determined by the Chief Executive Officer, the President or any Vice President. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board, the Chief Executive Officer and the President. The Board may designate the Treasurer as the chief financial officer of the Corporation.

If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 11.  Assistant Treasurers.  Each of the Assistant Treasurers, if any, shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or delegated to him or her by the Chief Executive Officer or President. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Board, the Chief Executive Officer, the President or the Treasurer may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer except as may be otherwise provided by the Board. If required by the Board, each Assistant Treasurer shall likewise give the Corporation a bond, in such amount and with such surety or sureties as may be ordered by the Board, for the same purposes as the bond that may be required to be given by the Treasurer.

ARTICLE VI
Certificates for Shares

Section 1.  Certificates.  Certificates for Shares (“Certificates”) shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, of Shares, shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the Shares represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the Shareholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the Chief Executive Officer, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or by any two or more Officers that may be designated by the Board, and may have affixed thereto the Seal, which may be a facsimile, engraved or printed.

Section 2.  Record of Certificates.  Shares shall be entered in the Stock Book as they are issued, and shall be transferable on the Stock Book by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.

Section 3.  Lost or Destroyed Certificates.  Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board, the Chief Executive Officer or the President shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, the Chief Executive Officer or the President and/or the transfer agents and registrars, in such amount as the Board, the Chief Executive Officer or the President may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of Shares as the one alleged to be lost or destroyed.

Section 4.  Shareholder Addresses.  Every Shareholder shall furnish the Secretary with an address to which notices of Meetings and all other notices may be served upon him or her or mailed to him or her, and in default thereof notices may be addressed to him or her at his last known address or at the Principal Office.

ARTICLE VII
Corporate Books and Records

Section 1.  Places of Keeping.  Except as otherwise provided by law, the Articles or these By-Laws, the books and records of the Corporation (including the “Corporate Records,” as defined in the Articles) may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the Chief Executive Officer or President.

Section 2.  Stock Book.  The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, the Record of Shareholders.

Section 3.  Inspection of Corporate Records.  Any Shareholder (or the Shareholder’s agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five business days’ written notice of his demand to do so, the following Corporate Records: (1) the Articles; (2) these By-Laws; (3) minutes of all Shareholder Meetings and records of all actions taken by the Shareholders without a meeting (collectively, “Shareholders Minutes”) for the prior three years; (4) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years and (5) a list of the names and business addresses of the current Directors and the current Officers. Any Shareholder (or the Shareholder’s agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five business days’ written notice of his demand to do so, the following Corporate Records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose: (1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board Meetings and meetings of any committee of the Board, and records of any actions taken by the Board or any committee of the Board without a meeting; (2) appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

Section 4.  Record Date.  The Board may, in its discretion, fix in advance a Record Date not more than seventy days before the date (a) of any Shareholder Meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of Shares shall go into effect. If the Board fixes a Record Date, then only Shareholders who are Shareholders of record on such Record Date shall be entitled (w) to notice of and/or to vote at any such Meeting, (x) to receive any such dividend or other distribution, (y) to receive any such allotment of rights, or (z) to exercise the rights in respect of any such change, conversion or exchange of Shares, as the case may be, notwithstanding any transfer of Shares on the Stock Book after such Record Date.

Section 5.  Transfer Agents; Registrars.  The Board may appoint one or more transfer agents and registrars for its Shares and may require all Certificates to bear the signature either of a transfer agent or of a registrar, or both.

ARTICLE VIII
Checks, Drafts, Deeds and Shares of Stock

Section 1.  Checks, Drafts, Notes, Etc.  All checks, drafts, notes or orders for the payment of money of the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed by one or more Officers as authorized in writing by the Chief Executive Officer or President. In addition, the Chief Executive Officer or President may authorize any one or more employees of the Corporation (“Employees”) to sign checks, drafts and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the Chief Executive Officer or President for any one check, draft or order. When so authorized by the Chief Executive Officer or President, the signature of any such Officer or Employee may be a facsimile signature.

Section 2.  Deeds, Notes, Bonds, Mortgages, Contracts, Etc.  All deeds, notes, bonds and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the Chief Executive Officer, the President, a Vice President or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the Chief Executive Officer, the President or a Vice President to execute such contracts and agreements.

Section 3.  Sale or Transfer of Stock.  Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired Shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice President, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal.

Section 4.  Voting of Stock of Other Corporations.  Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an “Investment Share”) may be voted at any shareholders’ meeting of such other corporation by the Chief Executive Officer, President or a Vice President. Whenever, in the judgment of the Chief Executive Officer or President, it is desirable for the Corporation to execute a proxy or give a shareholder’s consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, President or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

ARTICLE IX
Fiscal Year

Section 1.  Fiscal Year.  The Corporation’s fiscal year shall begin on January 1 of each year and end on December 31 of the same year.

ARTICLE X
Amendments

Section 1.  Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, at any Board Meeting by the affirmative vote of a majority of the Full Board or pursuant to resolutions of the Board adopted by written consent in accordance with these By-Laws.